UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form	8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 17, 2025
NEXTDECADE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36842	46-5723951
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Louisiana Street, Suite 3300
Houston, Texas		77002
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (713) 574-1880
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock, $0.0001 par value	NEXT	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
Amended and Restated Credit Agreement
On November 17, 2025 (the “Closing Date”), Rio Grande LNG Super Holdings, LLC (“Super Holdings”), a wholly-owned indirect subsidiary of NextDecade Corporation (the “Company” or “NEXT”), entered into an Amended and Restated Credit Agreement (the “A&R Credit Agreement”), by and among Super Holdings, as borrower, Atlantic Park Strategic Capital Master Fund II, L.P., as the administrative agent and collateral agent (the “Administrative Agent” or “Collateral Agent”, as applicable) and the financial institutions party thereto, which amended and restated the Credit Agreement, by and among Super Holdings, the Administrative Agent, the Collateral Agent and the financial institutions party thereto, originally dated as of December 31, 2024, as amended by the First Amendment thereto dated as of May 14, 2025 (as amended by such First Amendment, the “Original Credit Agreement”).
The A&R Credit Agreement provides, among other things, for an incremental $50 million Series A term loan to Super Holdings and the recharacterization of $50 million of outstanding loan principal under the Original Credit Agreement as a Series A term loan (together, the “Series A Loans”). The Series A Loans will mature on November 17, 2030. Interest will accrue on the Series A Loans at a rate of 8.0% per annum, and will be paid quarterly, in cash or in kind at the election of Super Holdings, on the last business day of each fiscal quarter, beginning December 31, 2025. The principal amount of the Series A Loans, including any interest paid in kind, is exchangeable at any time prior to maturity at the election of the lenders into shares of common stock of the Company (the “Exchange Shares”) at a price of $9.50 per share (the “Exchange Price”). The Exchange Price is subject to (i) anti-dilution protection upon certain issuances of Company securities at an effective price below the fair market value of the Company’s common stock and (ii) customary adjustment for stock splits, reverse splits, spinoffs, combinations and other similar corporate transactions.
Prior to November 17, 2028, Super Holdings may prepay the Series A Loans at a price equal to 100% of the principal amount plus an applicable make whole premium and accrued and unpaid interest to the prepayment date. On or after November 17, 2028, Super Holdings may prepay the Series A Loans at a price equal to 100% of the principal amount plus accrued and unpaid interest to the prepayment date.
The A&R Credit Agreement characterizes the remaining principal outstanding under the Original Credit Agreement as Series B loans (the “Series B Loans”). The A&R Credit Agreement adjusts the maturity date of the Series B Loans to October 16, 2030 and the interest rate in respect thereof to 13.5% per annum. The A&R Credit Agreement also provides that prior to June 30, 2028, Super Holdings may prepay the Series B Loans at a price equal to 100% of the principal amount plus an applicable make whole premium and accrued and unpaid interest to the prepayment date. On or after June 30, 2028, Super Holdings may prepay Series B Loans at 105% of their principal amount, declining to 102.5% of their principal amount on or after June 30, 2029 and to 100% of their principal amount on or after June 30, 2030, in each case plus accrued and unpaid interest to the prepayment date.
The A&R Credit Agreement includes covenants that, among other things, limit the ability of Super Holdings to incur additional indebtedness, make certain investments or pay dividends or distributions on equity interests or subordinated indebtedness or purchase, redeem, or retire equity interests, sell or transfer assets, incur liens or dissolve, liquidate, consolidate or merge. The obligations under the A&R Credit Agreement are secured by a Pledge Agreement between NextDecade LNG Holdings, LLC (“ND Holdings”) and the Collateral Agent, pursuant to which ND Holdings has granted a security interest in favor of the Collateral Agent for the benefit of the secured parties in the equity interests it holds in Super Holdings, and a Security Agreement among Super Holdings and the Collateral Agent, pursuant to which Super Holdings has granted a security interest in favor of the Collateral Agent for the benefit of the secured parties in substantially all of its personal property, including the equity interests in its direct subsidiaries.
As detailed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 16, 2025 (the “Train 5 FID 8-K”), the Original Credit Agreement provided that Super Holdings would be required to make an offer to prepay the Original Credit Agreement in full at par plus accrued and unpaid interest if the lenders thereunder or their eligible assignees did not participate in certain of the financing transactions described in the Train 5 FID 8-K and that such prepayment offer obligation was delayed pending the negotiation of the A&R Credit Agreement. The successful entry into the A&R Credit Agreement serves to terminate the prepayment offer obligation of Super Holdings in respect of the transactions described in the Train 5 FID 8-K.
One of the lenders of the Series A Loans and Series B Loans is a fund managed by Bardin Hill Investment Partners, LP (“Bardin Hill”), and Avinash Kripalani, one of the members of the Company’s Board of Directors, is a Partner at Bardin Hill. Mr. Kripalani did not participate in any of the Board of Directors’ discussion or approval of the A&R Credit Agreement and the other agreements and transactions related thereto.

Related Agreements
In connection with entering into the A&R Credit Agreement, NEXT amended and restated the common stock purchase warrants previously issued to the lenders under the Original Credit Agreement on December 31, 2024 (the “Tranche A/B Warrants”) and May 14, 2025 (the “Tranche C Warrants”) to extend the respective termination date of the exercise period for the Tranche A/B Warrants to December 31, 2031 and the Tranche C Warrants to May 14, 2032.
In connection with entering into the A&R Credit Agreement, NEXT entered into a second amended and restated registration rights agreement with the lenders of the Series A Loans (collectively, the “Holders” and such amended and restated agreement, the “Amended Registration Rights Agreement”). The Amended Registration Rights Agreement provides that NEXT is required to file a registration statement on or before May 14, 2026 to permit the resale of shares of NEXT common stock to be issued upon exercise of the Tranche A/B Warrants and Tranche C Warrants and the Exchange Shares. Additionally, the Holders may in certain instances elect to dispose of shares of NEXT common stock pursuant to an underwritten block trade and will have piggy-back registration rights. The Amended Registration Rights Agreement also contains customary indemnification obligations.
In connection with entering into the A&R Credit Agreement, NEXT entered into a second amended and restated board observer and designation agreement with APSC II Holdco II, L.P. (“General Atlantic”), one of the lenders under the A&R Credit Agreement, pursuant to which General Atlantic previously has appointed an observer to the Company’s Board of Directors and will have the right to designate one individual (the “GA Director”) to be nominated for election to the Board of Directors of the Company during the Company’s 2026 director nomination process (such date of nomination, the “Nominee Designation Date”). From the Nominee Designation Date until the time when the amount of General Atlantic’s outstanding loans under the A&R Credit Agreement, taken together with the implied value at exchange of its Exchange Shares, is less than or equal to $150 million (the “Termination Event”), the Company has agreed to nominate the GA Director for re-election at each annual meeting of Company stockholders at which the GA Director is up for re-election. From and after the Termination Event until the earlier of the repayment of General Atlantic’s loans under the A&R Credit Agreement or the exercise of its outstanding warrants, General Atlantic will continue to have the right to appoint an observer to the Company’s Board of Directors. General Atlantic has previously appointed Matt Bonanno, Managing Director at General Atlantic, as its board observer and has notified the Company that Mr. Bonanno will be its nominee for election to the Board of Directors in 2026.
Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.
The information included in Item 1.01 of this Current Report regarding the Exchange Shares and the shares underlying the Tranche A/B Warrants and Tranche C Warrants is incorporated by reference into this Item 3.02. The issuance of shares of NEXT common stock underlying the Tranche A/B Warrants, Tranche C Warrants and the Exchange Shares will be made in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Rule 506 of Regulation D thereunder.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: November 18, 2025

NEXTDECADE CORPORATION

By:	/s/ Vera de Gyarfas
Name: Vera de Gyarfas
Title: General Counsel